UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

June 3, 2014

Date of Report (date of Earliest Event Reported)

___________

GAME PLAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

___________

NEVADA	001-34359	20-0209899
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

112 Water Street, Suite 500, Boston, MA 02109

 (Address of principal executive offices and zip code)

(617) 512-4453

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

___________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

James Dingman

On June 3, 2014, Mr. James Dingman, 40, was appointed President, Chief Executive Officer, and Chairman of the Board of Directors. Prior to this appointment, Mr. Dingman served on the Company’s Board of Directors. Mr. Dingman’s business experience includes a Managing Directorship at Shipston Group Limited, a private equity fund that has been focused on emerging markets since the early 1990s. In this position, Mr. Dingman had oversight and management responsibilities of Shipston’s operations in China. Prior to joining Shipston Group, Mr. Dingman served as founding partner and co-president of National Timber Company. Additionally, he owned and served as president of Fitapaldi-Dingman Racing. Mr. Dingman attended Boston College and has lived and worked in emerging markets for over 20 years.

Mr. Dingman and the Company entered into an Executive Employment Agreement dated June 3, 2014. The agreement is for a term of two and a half years. Mr. Dingman is entitled to a base salary of $120,000 annually, which may be deferred by mutual written consent. Additionally, Mr. Dingman will receive an option to purchase 2,500,000 shares of the Company’s common stock. The option will vest over three years. 625,000 shares underlying the option shall vest and become exercisable upon formal grant of this option by the Board of Directors. The exercise price of this option will be set by the Board of Directors after the Company files its Form 10-K for the year ended December 31, 2013. Under his employment agreement, Mr. Dingman is eligible for a discretionary bonus. Both Mr. Dingman and the Company may negotiate more detailed bonus parameters and performance thresholds at a later date.

Ralph Anderson

Mr. Ralph Anderson was appointed to the Company’s Board of Directors on June 3, 2014. Mr. Anderson, a certified public accountant, is the managing partner at The Green Group, an accounting, tax, consulting, and advisory firm. In connection with his practice, Mr. Anderson engages issues related to start-ups, family businesses, estate planning, real estate management, corporate tax planning, and mergers and acquisitions. Mr. Anderson serves on the board of the not-for-profit Wildcat Academy and also sits on the Board of Trustees at Rider University, where he earned a B.S. in accounting. Mr. Anderson also holds a master’s degree in taxation from Seton Hall University.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Game Plan Holdings, Inc.

Date: June 6, 2014	By:/s/ Alexander Karsos
Alexander Karsos, Chief Financial Officer

3